POWER OF ATTORNEY

     The undersigned, Jan Murmann, hereby authorizes and designates Klaus H. Murmann, Sven Murmann, John N. Langrick, Kenneth D. McCuskey, and Jim T. Remus, or any of them signing singly (the "Attorneys in Fact"), to execute and file on the undersigneds behalf all Forms 3, 4, and 5 and Schedules 13D and 13G (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigneds ownership of or transactions in securities of Sauer-Danfoss Inc. The authority of the Attorneys in Fact under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 and Schedules 13D and 13G with regard to the undersigneds ownership of or transactions in securities of Sauer-Danfoss Inc., unless earlier revoked in writing. The undersigned acknowledges that none of the Attorneys in Fact is assuming any of the undersigneds responsibilities to comply with Sections 13 and 16 of the Securities Exchange Act of 1934.

Date: January 13, 2003                                                                          Jan Murmann
                                                                                                              Jan Murmann